EXHIBIT 10.2


                          ABRAXAS PETROLEUM CORPORATION
                       Nonstatutory Stock Option Agreement
    Granted Under 2005 Non-Employee Directors Long-Term Equity Incentive Plan

1. Grant of Option.

         This agreement evidences the grant by Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), on [date of grant] to [director name], a director of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 2005 Non-Employee Directors Long-Term Equity Incentive Plan (the "Plan"), a total of [insert number of shares] shares (the "Shares") of common stock, par value $.01 per share, of the Company ("Common Stock") at $[insert price per share] per Share. Unless earlier terminated pursuant to Section 3 (c) below, this option shall expire on [ten years from date of grant] (the "Final Exercise Date"). Except as otherwise defined in this Agreement, capitalized terms used herein shall have the meaning set forth in the Plan.

         It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.Vesting Schedule.

         This option will become immediately exercisable ("vest") and shall expire upon, and will not be exercisable after, the Final Exercise Date. The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3. Exercise of Option.

         (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

         (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, a director of the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

         (c) Expiration of Awards.

         Unless otherwise provided in this Agreement or any severance agreement, vested Awards granted under the Plan shall expire, terminate, or otherwise be forfeited as follows:

           i. three (3) months after the date the Company delivers a notice of termination of a Participant's Active Status, other than in circumstances covered by subsection 3 (c) (ii), (iii) or (iv) below;

           ii. immediately upon termination of a Participant's Active Status for Misconduct;

           iii.twelve (12) months after the date of the death of a Participant whose Active Status terminated as a result of his or her death; and

           iv. thirty-six (36) months after the date on which the Participant ceased performing services as a result of Retirement.

4.                         Withholding.

         No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Nontransferability of Option.

         This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

 6. Provisions of the Plan.

         This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

         IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the day and year first above written.


                          COMPANY:

                          ABRAXAS PETROLEUM CORPORATION



                          By:  _____________________________
                              Robert L. G. Watson, President




         The undersigned Participant represents that he or she has read this Option Agreement and acknowledges that the Option is subject to the terms of this Agreement and the Abraxas Petroleum Corporation 2005 Non-Employee Directors Long-Term Equity Incentive Plan.

                                  PARTICIPANT:


                        ________________________________
                        Printed Name: __________________



                                       3